EXHIBIT 10.3

PLEDGE AND SECURITY AGREEMENT

THIS PLEDGE AND SECURITY AGREEMENT (as it may be amended or modified from time to time, the “Security Agreement”) is entered into as of May 12, 2008 by and between MATERIAL SCIENCES CORPORATION, a Delaware corporation (the “Grantor”), and JPMORGAN CHASE BANK, N.A., (the “Lender”).

PRELIMINARY STATEMENT

The Grantor and the Lender are entering into a Credit Agreement dated as of the date hereof (as it may be amended or modified from time to time, the “Credit Agreement”). The Grantor is entering into this Security Agreement in order to induce the Lender to enter into and extend credit to the Grantor under the Credit Agreement.

ACCORDINGLY, the Grantor and the Lender, hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1. Terms Defined in Credit Agreement. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

1.2. Terms Defined in UCC. Terms defined in the UCC which are not otherwise defined in this Security Agreement are used herein as defined in the UCC.

1.3. Definitions of Certain Terms Used Herein. As used in this Security Agreement, in addition to the terms defined in the Preliminary Statement, the following terms shall have the following meanings:

“Accounts” shall have the meaning set forth in Article 9 of the UCC.

“Article” means a numbered article of this Security Agreement, unless another document is specifically referenced.

“Chattel Paper” shall have the meaning set forth in Article 9 of the UCC.

“Closing Date” means the date of the Credit Agreement.

“Collateral” shall have the meaning set forth in Article II.

“Collateral Access Agreement” means any landlord waiver or other agreement, in form and substance satisfactory to the Lender, between the Lender and any third party (including any bailee, consignee, customs broker, or other similar Person) in possession of any Collateral or any landlord of any Loan Party for any real property where any Collateral is located, as such landlord waiver or other agreement may be amended, restated, or otherwise modified from time to time.

“Collateral Deposit Account” shall have the meaning set forth in Section 7.1 (a).

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“Collateral Report” means any certificate (including any Borrowing Base Certificate), report or other document delivered by the Grantor to the Lender with respect to the Collateral pursuant to any Loan Document.

“Collection Account” shall have the meaning set forth in Section 7.1(b).

“Control” shall have the meaning set forth in Article 8 or, if applicable, in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the UCC.

“Copyrights” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following: (a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations, and copyright applications; (b) all renewals of any of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements for any of the foregoing; (d) the right to sue for past, present, and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing throughout the world.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Deposit Account Control Agreement” means an agreement, in form and substance satisfactory to the Lender, among any Loan Party, a banking institution holding such Loan Party’s funds, and the Lender with respect to collection and control of all deposits and balances held in a deposit account maintained by any Loan Party with such banking institution.

“Deposit Accounts” shall have the meaning set forth in Article 9 of the UCC.

“Documents” shall have the meaning set forth in Article 9 of the UCC.

“Equipment” shall have the meaning set forth in Article 9 of the UCC.

“Event of Default” means an event described in Section 5.1.

“Exhibit” refers to a specific exhibit to this Security Agreement, unless another document is specifically referenced.

“Fixtures” shall have the meaning set forth in Article 9 of the UCC.

“General Intangibles” shall have the meaning set forth in Article 9 of the UCC.

“Goods” shall have the meaning set forth in Article 9 of the UCC.

“Instruments” shall have the meaning set forth in Article 9 of the UCC.

“Inventory” shall have the meaning set forth in Article 9 of the UCC.

“Investment Property” shall have the meaning set forth in Article 9 of the UCC.

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“Letter-of-Credit Rights” shall have the meaning set forth in Article 9 of the UCC.

“Licenses” means, with respect to any Person, all of such Person’s right, title, and interest in and to (a) any and all licensing agreements or similar arrangements in and to its Patents, Copyrights, or Trademarks, (b) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future breaches thereof, and (c) all rights to sue for past, present, and future breaches thereof.

“Lock Boxes” shall have the meaning set forth in Section 7.1 (a).

“Lock Box Agreements” shall have the meaning set forth in Section 7.1 (a).

“Patents” means, with respect to any Person, all of such Person’s right, title, and interest in and to: (a) any and all patents and patent applications; (b) all inventions and improvements described and claimed therein; (c) all reissues, divisions, continuations, renewals, extensions, and continuations-in-part thereof; (d) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future infringements thereof; (e) all rights to sue for past, present, and future infringements thereof; and (f) all rights corresponding to any of the foregoing throughout the world.

“Pledged Collateral” means all Collateral constituting Instruments, Securities and other Investment Property of the Grantor, whether or not physically delivered to the Lender pursuant to this Security Agreement.

“Receivables” means the Accounts, Chattel Paper, Documents, Investment Property, Instruments and any other rights or claims to receive money which are General Intangibles or which are otherwise included as Collateral.

“Section” means a numbered section of this Security Agreement, unless another document is specifically referenced.

“Security” has the meaning set forth in Article 8 of the UCC.

“Stock Rights” means all dividends, instruments or other distributions and any other right or property which the Grantor shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any Equity Interest constituting Collateral, any right to receive an Equity Interest and any right to receive earnings, in which the Grantor now has or hereafter acquires any right, issued by an issuer of such Equity Interest.

“Supporting Obligations” shall have the meaning set forth in Article 9 of the UCC.

“Trademarks” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following: (a) all trademarks (including service marks), trade names, trade dress, and trade styles and the registrations and applications for registration thereof and the goodwill of the business symbolized by the foregoing; (b) all licenses of the foregoing, whether as licensee or licensor; (c) all renewals of the foregoing; (d) all income, royalties, damages, and payments now or hereafter due or payable with respect thereto, including, without limitation, damages, claims, and payments for past and

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future infringements thereof; (e) all rights to sue for past, present, and future infringements of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and (f) all rights corresponding to any of the foregoing throughout the world.

“UCC” means the Uniform Commercial Code, as in effect from time to time, of the State of Illinois or of any other state the laws of which are required as a result thereof to be applied in connection with the attachment, perfection or priority of, or remedies with respect to, Lender’s Lien on any Collateral.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

ARTICLE II

GRANT OF SECURITY INTEREST

The Grantor hereby pledges, assigns and grants to the Lender, a security interest in all of its right, title and interest in, to and under all of the following personal property of such Grantor, except for the Excluded Assets, whether now owned by or owing to, or hereafter acquired by or arising in favor of the Grantor (including under any trade name or derivations thereof), and whether owned or consigned by or to, or leased from or to, the Grantor, and regardless of where located (all of which will be collectively referred to as the “Collateral”), including:

(i)	all Accounts;

(ii)	all Chattel Paper;

(iii)	all Copyrights, Patents and Trademarks;

(iv)	all Documents;

(v)	all Equipment;

(vi)	all Fixtures;

(vii)	all General Intangibles;

(viii)	all Goods;

(ix)	all Instruments (other than promissory notes evidencing Indebtedness owed from a foreign Subsidiary of a Grantor to a Grantor, to the extent such Indebtedness exists on the Closing Date);

(x)	all Inventory;

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(xi)	all Investment Property (other than any equity interests in excess of sixty-five percent (65%) of the stock or other equity interests of any foreign Subsidiary of any Grantor);

(xii)	all cash or cash equivalents;

(xiii)	all letters of credit, Letter-of-Credit Rights and Supporting Obligations;

(xiv)	all Deposit Accounts with any bank or other financial institution;

(xv)	and all accessions to, substitutions for and replacements, proceeds (including Stock Rights), insurance proceeds and products of the foregoing, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto and any General Intangibles at any time evidencing or relating to any of the foregoing;

to secure the prompt and complete payment and performance of the Secured Obligations.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

The Grantor represents and warrants to the Lender that:

3.1. Title, Perfection and Priority. The Grantor has good and valid rights in or the power to transfer the Collateral and title to the Collateral with respect to which it has purported to grant a security interest hereunder, free and clear of all Liens except for Liens permitted under Section 4.1(e), and has full power and authority to grant to the Lender the security interest in such Collateral pursuant hereto. When financing statements have been filed in the appropriate offices against the Grantor in the locations listed on Exhibit H, the Lender will have a perfected first priority security interest in that portion of the Collateral in which a security interest may be perfected by the filing of a financing statement, subject only to Liens permitted under Section 4.1(e).

3.2. Type and Jurisdiction of Organization, Organizational and Identification Numbers. The type of entity of the Grantor, its state of organization, the organizational number issued to it by its state of organization and its federal employer identification number are set forth on Exhibit A.

3.3. Principal Location. The Grantor’s mailing address and the locations of its place of business or its chief executive office (if it has more than one place of business), are disclosed in Exhibit A; the Grantor has, as of the Closing Date, no other places of business except those set forth in Exhibit A.

3.4. Collateral Locations. As of the Closing Date, all of Grantor’s locations where Collateral is located are listed on Exhibit A. All of said locations are owned by the Grantor except for locations (i) which are leased by the Grantor as lessee and designated in Part VII(b) of Exhibit A and (ii) at which Inventory is held in a public warehouse or is otherwise held by a bailee or on consignment as designated in Part VII(c) of Exhibit A.

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3.5. Deposit Accounts. As of the Closing Date, all of the Grantor’s Deposit Accounts are listed on Exhibit B.

3.6. Exact Names. The Grantor’s name in which it has executed this Security Agreement is the exact name as it appears in the Grantor’s organizational documents, as amended, as filed with the Grantor’s jurisdiction of organization. Except as set forth on Exhibit A, the Grantor has not, during the past five years, been known by or used any other corporate or fictitious name, or been a party to any merger or consolidation, or been a party to any acquisition.

3.7. Letter-of-Credit Rights and Chattel Paper. Exhibit C lists all Letter-of-Credit Rights and Chattel Paper of the Grantor as of the Closing Date. All action by the Grantor necessary to protect and perfect the Lender’s Lien on each item listed on Exhibit C (including the delivery of all originals and the placement of a legend on all Chattel Paper as required hereunder) has been duly taken. The Lender will have a fully perfected first priority security interest in the Collateral listed on Exhibit C, subject only to Liens permitted under Section 4.1(e).

3.8. Accounts and Chattel Paper.

(a) The names of the obligors, amounts owing, due dates and other material information with respect to the Accounts and Chattel Paper are and will be correctly stated in all material respects in all records of the Grantor relating thereto and in all invoices and Collateral Reports with respect thereto furnished to the Lender by the Grantor from time to time. As of the time when each Account or each item of Chattel Paper arises, the Grantor shall be deemed to have represented and warranted that such Account or Chattel Paper, as the case may be, and all records relating thereto, are genuine and in all respects what they purport to be.

(b) With respect to Accounts, except as specifically disclosed on the most recent Collateral Report, to the knowledge of the Grantor (i) all Accounts are Eligible Accounts; (ii) all Accounts represent bona fide sales of Inventory or rendering of services to Account Debtors in the ordinary course of the Grantor’s business and are not evidenced by a judgment, Instrument or Chattel Paper; (iii) there are no setoffs, claims or disputes existing or asserted with respect thereto and the Grantor has not made any agreement with any Account Debtor for any extension of time for the payment thereof, any compromise or settlement for less than the full amount thereof, any release of any Account Debtor from liability therefor, or any deduction therefrom except a discount or allowance allowed by Grantor in the ordinary course of its business for prompt payment and disclosed to the Lender; (iv) to Grantor’s knowledge, there are no facts, events or occurrences which in any way materially impair the validity or enforceability thereof or could reasonably be expected to reduce the amount payable thereunder as shown on the Grantor’s books and records and any invoices, statements and Collateral Reports with respect thereto; (v) the Grantor has not received any notice of proceedings or actions which are threatened or pending against any Account Debtor which might result in any adverse change in such Account Debtor’s financial condition; and (vi) the Grantor has no knowledge that any Account Debtor is unable generally to pay its debts as they become due.

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(c) In addition, with respect to all Accounts, (i) to the Grantor’s knowledge, the amounts shown on all invoices, statements and Collateral Reports with respect thereto are actually and absolutely owing to the Grantor as indicated thereon and are not in any way contingent; (ii) no payments have been or shall be made thereon except payments immediately delivered to a Lock Box or a Collateral Deposit Account as required pursuant to Section 7.1; and (iii) to the Grantor’s knowledge, all Account Debtors have the capacity to contract.

3.9. Inventory. With respect to any Inventory scheduled or listed on the most recent Collateral Report, (a) such Inventory (other than Inventory in transit) is located at one of the Grantor’s locations set forth on Exhibit A, (b) no Inventory (other than Inventory in transit) is now, or shall at any time or times hereafter be stored at any other location except as permitted by Section 4.1(g), (c) the Grantor has good, indefeasible and merchantable title to such Inventory and such Inventory is not subject to any Lien or security interest or document whatsoever except for the Lien granted to the Lender, and except for Permitted Liens, (d) such Inventory is good and merchantable quality, free from any defects, (e) such Inventory is not subject to any licensing, patent, royalty, trademark, trade name or copyright agreements with any third parties which would require any consent of any third party upon sale or disposition of that Inventory or the payment of any monies to any third party upon such sale or other disposition, (f) such Inventory has been produced in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations and orders thereunder and (g) the completion of manufacture, sale or other disposition of such Inventory by the Lender following an Event of Default shall not require the consent of any Person and shall not constitute a breach or default under any contract or agreement to which the Grantor is a party or to which such property is subject.

3.10. Intellectual Property. The Grantor does not have any interest in, or title to, any Patent, Trademark or Copyright material to the conduct of its business except as set forth in Exhibit D. This Security Agreement is effective to create a valid and continuing Lien in such intellectual property and, upon filing of appropriate financing statements in the offices listed on Exhibit H and this Security Agreement with the United States Copyright Office and the United States Patent and Trademark Office, perfected first priority security interests in favor of the Lender on the Grantor’s Patents, Trademarks and Copyrights, such perfected security interests are enforceable as such as against any and all creditors of and purchasers from the Grantor; and all action necessary to perfect the Lender’s Lien on the Grantor’s Patents, Trademarks or Copyrights shall have been duly taken.

3.11. Filing Requirements. None of the Equipment is covered by any certificate of title, except for the vehicles described in Part I of Exhibit E. None of the Collateral is of a type for which security interests or liens may be perfected by filing under any federal statute except for (a) the vehicles described in Part II of Exhibit E and (b) Patents, Trademarks and Copyrights held by the Grantor and described in Exhibit D. The street address of each property on which any Fixtures are located is set forth in Exhibit F together with the name and address of the record owner of each such property.

3.12. No Financing Statements, Security Agreements. No financing statement or security agreement describing all or any portion of the Collateral which has not lapsed or been terminated naming the Grantor as debtor has been filed or is of record in any jurisdiction except (a) for financing statements or security agreements naming the Lender as the secured party and (b) financing statements evidencing the Liens permitted by Section 4.1(e).

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3.13. Pledged Collateral.

(a) Exhibit G sets forth a complete and accurate list of all of the Pledged Collateral. The Grantor is the direct, sole beneficial owner and sole holder of record of the Pledged Collateral listed on Exhibit G as being owned by it, free and clear of any Liens, except for the security interest granted to the Lender hereunder and other Liens permitted by Section 4.1(e) hereof. The Grantor further represents and warrants that (i) all Pledged Collateral constituting an Equity Interest has been duly authorized, validly issued, are fully paid and non-assessable, (ii) with respect to any certificates delivered to the Lender representing an Equity Interest, either such certificates are Securities as defined in Article 8 of the UCC as a result of actions by the issuer or otherwise, or, if such certificates are not Securities, the Grantor has so informed the Lender so that the Lender may take steps to perfect its security interest therein as a General Intangible, (iii) all Pledged Collateral held by a securities intermediary is covered by a control agreement among the Grantor, the securities intermediary and the Lender pursuant to which the Lender has Control and (iv) all Pledged Collateral which represents Indebtedness owed to the Grantor has been duly authorized, authenticated or issued and delivered by the issuer of such Indebtedness, is the legal, valid and binding obligation of such issuer and such issuer is not in default thereunder.

(b) In addition, (i) none of the Pledged Collateral has been issued or transferred in violation of the securities registration, securities disclosure or similar material laws of any jurisdiction to which such issuance or transfer may be subject, (ii) there are existing no options, warrants, calls or commitments of any character whatsoever relating to the Pledged Collateral or which obligate the issuer of any Equity Interest included in the Pledged Collateral to issue additional Equity Interests, and (iii) no consent, approval, authorization, or other action by, and no giving of notice, filing with, any governmental authority or any other Person is required for the pledge by the Grantor of the Pledged Collateral pursuant to this Security Agreement or for the execution, delivery and performance of this Security Agreement by the Grantor, or for the exercise by the Lender of the voting or other rights provided for in this Security Agreement or for the remedies in respect of the Pledged Collateral pursuant to this Security Agreement, except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally.

(c) Except as set forth in Exhibit G, the Grantor owns 100% of the issued and outstanding Equity Interests which constitute Pledged Collateral and none of the Pledged Collateral which represents Indebtedness owed to the Grantor is subordinated in right of payment to other Indebtedness or subject to the terms of an indenture.

ARTICLE IV

COVENANTS

From the date of this Security Agreement, and thereafter until this Security Agreement is terminated, the Grantor agrees that:

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4.1. General.

(a) Collateral Records. The Grantor will maintain materially complete and accurate books and records with respect to the Collateral, and furnish to the Lender, such reports relating to the Collateral as the Lender shall from time to time reasonably request.

(b) Authorization to File Financing Statements; Ratification. The Grantor hereby authorizes the Lender to file, and if requested will deliver to the Lender, all financing statements and other documents and take such other actions as may from time to time be requested by the Lender in order to maintain a first perfected security interest in and, if applicable, Control of, the Collateral. Any financing statement filed by the Lender may be filed in any filing office in any UCC jurisdiction and may (i) indicate the Collateral (1) as all assets of the Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC or such jurisdiction, or (2) by any other description which reasonably approximates the description contained in this Security Agreement, and (ii) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including (A) whether the Grantor is an organization, the type of organization and any organization identification number issued to the Grantor and (B) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. The Grantor also agrees to furnish any such information to the Lender promptly upon Lender’s reasonable request. The Grantor also ratifies its authorization for the Lender to have filed in any UCC jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

(c) Further Assurances. The Grantor will, if so requested by the Lender, furnish to the Lender, as often as the Lender reasonably requests statements and schedules further identifying and describing the Collateral and such other reports and information in connection with the Collateral as the Lender may reasonably request, all in such detail as the Lender may reasonably specify. The Grantor also agrees to take any and all actions necessary to defend title to the Collateral against all persons and to defend the security interest of the Lender in the Collateral and the priority thereof against any Lien not expressly permitted hereunder.

(d) Disposition of Collateral. The Grantor will not sell, lease or otherwise dispose of the Collateral except for dispositions specifically permitted pursuant to Section 6.05 of the Credit Agreement.

(e) Liens. The Grantor will not create, incur, or suffer to exist any Lien on the Collateral except (i) the security interest created by this Security Agreement, and (ii) other Liens permitted by Section 6.02 of the Credit Agreement.

(f) Other Financing Statements. The Grantor will not authorize the filing of any financing statement naming it as debtor covering all or any portion of the Collateral, except for financing statements evidencing Liens permitted by Section 4.l(e). The Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement naming the Lender as “secured party” and the Grantor as “debtor” thereunder without the prior written consent of the Lender, subject to the Grantor’s rights under Section 9-509(d)(2) of the UCC.

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(g) Locations. The Grantor will not (i) change, or add to, any locations where any Collateral is maintained unless (x) prior thereto the Grantor has used its commercially reasonable efforts to obtain a Collateral Access Agreement for such location or (y) the aggregate value of all Collateral stored or maintained at all such locations does not exceed $250,000 or (ii) change its principal place of business or chief executive office from the location identified on Exhibit A, other than as permitted by the Credit Agreement.

(h) Compliance with Terms. The Grantor will perform and comply in all materials respects with all obligations in respect of the Collateral and all agreements to which it is a party or by which it is bound relating to the Collateral.

4.2. Receivables.

(a) Certain Agreements on Receivables. The Grantor will not make or agree to make any discount, credit, rebate or other reduction in the original amount owing on a Receivable or accept in satisfaction of a Receivable less than the original amount thereof, except that, prior to the occurrence of an Event of Default, the Grantor may reduce the amount of Accounts arising from the sale of Inventory in accordance with its present policies and in the ordinary course of business.

(b) Collection of Receivables. Except as otherwise provided in this Security Agreement, the Grantor will collect and enforce in accordance with its present policies and in the ordinary court of business, at the Grantor’s sole expense, all amounts due or hereafter due to the Grantor under the Receivables.

(c) Delivery of Invoices. The Grantor will deliver to the Lender promptly upon its reasonable request, after the occurrence and during the continuation of an Event of Default, duplicate invoices with respect to each Account bearing such language of assignment as the Lender shall reasonably specify.

(d) Disclosure of Counterclaims on Receivables. If (i) any discount, credit or agreement to make a rebate or to otherwise reduce the amount owing on a Receivable exists or (ii) if, to the knowledge of the Grantor, any dispute, setoff, claim, counterclaim or defense exists or has been asserted or threatened with respect to a Receivable, and if Lender so requests, the Grantor will promptly disclose such fact to the Lender in writing. The Grantor shall promptly report each credit memo and each of the facts required to be disclosed to the Lender in accordance with this Section 4.2(d) on the Borrowing Base Certificates submitted by it.

(e) Electronic Chattel Paper. The Grantor shall take all steps necessary to grant the Lender Control of all electronic chattel paper with a value in excess of $50,000.00 in accordance with the UCC and all “transferable records” as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.

4.3. Inventory and Equipment.

(a) Maintenance of Goods. The Grantor will do all things reasonably necessary to maintain, preserve, protect and keep the Inventory and the Equipment in good repair and working and saleable condition, except for damaged or defective goods arising in the ordinary course of the Grantor’s business and except for ordinary wear and tear in respect of the Equipment.

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(b) Returned Inventory. If an Account Debtor returns any Inventory to the Grantor when no Event of Default exists, then the Grantor shall promptly determine the reason for such return and shall issue a credit memorandum to the Account Debtor in the appropriate amount in accordance with its customary business practices. If requested by Lender, the Grantor shall promptly report to the Lender the reasons for the returns and the locations and condition of the returned Inventory. In the event any Account Debtor returns Inventory to the Grantor when an Event of Default exists, the Grantor, upon the reasonable request of the Lender, shall: (i) hold the returned Inventory in trust for the Lender; (ii) segregate all returned Inventory from all of its other property; (iii) dispose of the returned Inventory solely according to the Lender’s written instructions; and (iv) not issue any credits or allowances with respect thereto without the Lender’s prior written consent. All returned Inventory shall be subject to the Lender’s Liens thereon. Whenever any Inventory is returned, the related Account shall be deemed ineligible to the extent of the amount owing by the Account Debtor with respect to such returned Inventory.

(c) Inventory Count; Perpetual Inventory System. The Grantor will permit Lender to conduct a physical count of the Inventory after and during the continuation of an Event of Default. The Grantor, upon Lender’s request, shall deliver to the Lender the results of each physical verification, which the Grantor has made, or has caused any other Person to make on its behalf, of all or any portion of its Inventory. The Grantor will maintain a perpetual inventory reporting system at all times.

(d) Equipment. The Grantor shall promptly inform the Lender of any deletions from the Equipment which individually exceed $100,000.00 (net book value). Unless otherwise consented to by Lender, the Grantor shall not permit any Equipment to become a fixture with respect to real property or to become an accession with respect to other personal property to the extent Lender does not have a Lien on such real or personal property. The Grantor will not, without the Lender’s prior written consent, alter or remove any identifying symbol or number on any of the Grantor’s Equipment constituting Collateral.

(e) Titled Vehicles. The Grantor will give the Lender notice of its acquisition of any vehicle covered by a certificate of title with a fair market value in excess of $100,000 and deliver to the Lender, upon request, the original of any vehicle title certificate related to vehicles with a fair market value in excess of $100,000 and provide and/or file all other documents or instruments necessary to have the Lien of the Lender noted on any such certificate or with the appropriate state office.

4.4. Delivery of Instruments, Securities, Chattel Paper and Documents. The Grantor will (a) deliver to the Lender immediately upon execution of this Security Agreement the originals of all Chattel Paper, Securities and Instruments constituting Collateral (if any then exist) except for certificates for shares of Grantor’s Inactive or foreign Subsidiaries, which certificates, if any, shall be retained solely by such Grantor, (b) hold in trust for the Lender upon receipt and immediately thereafter deliver to the Lender any Chattel Paper, Securities and Instruments constituting Collateral, (c) upon the Lender’s request, deliver to the Lender (and thereafter hold in trust for the Lender upon

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receipt and promptly deliver to the Lender) any Document evidencing or constituting Collateral and (d) upon the Lender’s request, deliver to the Lender a duly executed amendment to this Security Agreement, in the form of Exhibit I hereto (the “Amendment”), pursuant to which the Grantor will pledge such additional Collateral. The Grantor hereby authorizes the Lender to attach each Amendment to this Security Agreement and agrees that all additional Collateral set forth in such Amendments shall be considered to be part of the Collateral. For the purposes of this section, “Inactive Subsidiaries” include MSC Holland Holding Company, MSC San Diego Holding Company, Inc., MSC Richmond Holding Company, and MSC Pre Finish Metals (PP) Inc.

4.5. Uncertificated Pledged Collateral. The Grantor will permit the Lender from time to time to cause the appropriate issuers (and, if held with a securities intermediary, such securities intermediary) of uncertificated securities or other types of Pledged Collateral not represented by certificates to mark their books and records with the numbers and face amounts of all such uncertificated securities or other types of Pledged Collateral not represented by certificates and all rollovers and replacements therefor to reflect the Lien of the Lender granted pursuant to this Security Agreement. The Grantor will take any actions necessary to cause (a) the issuers of uncertificated securities which are Pledged Collateral and (b) any securities intermediary which is the holder of any Pledged Collateral, to cause the Lender to have and retain Control over such Pledged Collateral. Without limiting the foregoing, the Grantor will, with respect to Pledged Collateral held with a securities intermediary, cause such securities intermediary to enter into a control agreement with the Lender, in form and substance reasonably satisfactory to the Lender, giving the Lender Control.

4.6. Pledged Collateral.

(a) Changes in Capital Structure of Issuers. The Grantor will not (i) permit or suffer any issuer of an Equity Interest constituting Pledged Collateral to dissolve, merge, liquidate, retire any of its Equity Interests or other Instruments or Securities evidencing ownership, reduce its capital, sell or encumber all or substantially all of its assets (except for Permitted Liens and sales of assets permitted pursuant to Section 4.1(d) or in the Credit Agreement) or merge or consolidate with any other entity, or (ii) vote any Pledged Collateral in favor of any of the foregoing.

(b) Issuance of Additional Securities. The Grantor will not permit or suffer the issuer of an Equity Interest constituting Pledged Collateral to issue additional Equity Interests, any right to receive the same or any right to receive earnings, except to the Grantor.

(c) Registration of Pledged Collateral. The Grantor will permit any registerable Pledged Collateral that is material to the conduct of the Grantor’s business to be registered in the name of the Lender or its nominee at any time at the option of the Lender.

(d) Exercise of Rights in Pledged Collateral.

(i) Without in any way limiting the foregoing and subject to clause (ii) below, the Grantor shall have the right to exercise all voting rights or other rights relating to the Pledged Collateral for all purposes not inconsistent with this Security Agreement, the Credit Agreement or any other Loan Document; provided however, that no vote or other right shall be exercised or action taken which would have the effect of materially impairing the rights of the Lender in respect of the Pledged Collateral.

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(ii) The Grantor will permit the Lender or its nominee at any time after the occurrence of an Event of Default, with prior notice to the Grantor, to exercise all voting rights or other rights relating to Pledged Collateral, including, without limitation, exchange, subscription or any other rights, privileges, or options pertaining to any Equity Interest or Investment Property constituting Pledged Collateral as if it were the absolute owner thereof.

(iii) The Grantor shall be entitled to collect and receive for its own use all cash dividends and interest paid in respect of the Pledged Collateral to the extent not in violation of the Credit Agreement other than dividends and interest paid or payable other than in cash in respect of any Pledged Collateral, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral, which instruments shall be pledged to Lender in accordance with terms hereof (collectively, the “Excluded Payments”); provided however, that until actually paid, all rights to such distributions shall remain subject to the Lien created by this Security Agreement; and

(iv) All Excluded Payments and all other distributions in respect of any of the Pledged Collateral, whenever paid or made, shall be delivered to the Lender to hold as Pledged Collateral and shall, if received by the Grantor, be received in trust for the benefit of the Lender, be segregated from the other property or funds of the Grantor, and be forthwith delivered to the Lender as Pledged Collateral in the same form as so received (with any necessary endorsement).

4.7. Intellectual Property.

(a) The Grantor will use its commercially reasonable efforts to secure all consents and approvals necessary or appropriate for the assignment to or benefit of the Lender of any License held by the Grantor and to enforce the security interests granted hereunder.

(b) The Grantor shall notify the Lender promptly if it knows or has reason to know that any application or registration relating to any Patent, Trademark or Copyright material to the conduct of the Grantor’s business (now or hereafter existing) may become abandoned or dedicated, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) regarding the Grantor’s ownership of such Patent, Trademark or Copyright, its right to register the same, or to keep and maintain the same.

(c) In no event shall the Grantor, either directly or through any agent, employee, licensee or designee, file an application for the registration of any Patent, Trademark or Copyright with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency without giving the Lender prior written notice thereof, and, upon request of the Lender, the Grantor shall execute and deliver any and all security agreements as the Lender may reasonably request to evidence the Lender’s first priority security interest on such Patent, Trademark or Copyright, and the General Intangibles of the Grantor relating thereto or represented thereby.

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(d) The Grantor shall, to the extent appropriate, using its commercially reasonable business judgment, take all actions necessary or reasonably requested by Lender to maintain and pursue each application, to obtain the relevant registration and to maintain the registration of each of the Patents, Trademarks and Copyrights material to the Grantor’s business (now or hereafter existing), including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings.

(e) The Grantor shall, unless it shall determine in its reasonable business judgment that such Patent, Trademark or Copyright is in no way material to the conduct of its business or operations, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and shall take such other actions as the Lender shall deem appropriate under the circumstances to protect such Patent, Trademark or Copyright. In the event that the Grantor institutes suit because any of the Patents, Trademarks or Copyrights constituting Collateral is infringed upon, or misappropriated or diluted by a third party, the Grantor shall comply with Section 4.8.

4.8 Commercial Tort Claims. The Grantor shall promptly, and in any event within five Business Days after the same is acquired by it, notify the Lender of any commercial tort claim (as defined in the UCC) acquired by it and, unless the Lender otherwise consents, the Grantor shall enter into an amendment to this Security Agreement, in the form of Exhibit I hereto, granting to Lender a first priority security interest in such commercial tort claim.

4.9. Letter-of-Credit Rights. If the Grantor is or becomes the beneficiary of a letter of credit, with a face value in excess of $100,000, the Grantor shall promptly, and in any event within five Business Days after becoming a beneficiary, notify the Lender thereof and cause the issuer and/or confirmation bank to (i) consent to the assignment of any Letter-of-Credit Rights to the Lender and (ii) agree to direct all payments thereunder to a Deposit Account at the Lender or subject to a Deposit Account Control Agreement for application to the Secured Obligations, in accordance with Section 2.17 of the Credit Agreement, all in form and substance reasonably satisfactory to the Lender.

4.10. Federal, State or Municipal Claims. The Grantor will promptly notify the Lender of any Collateral which constitutes a claim against the United States government or any state or local government or any instrumentality or agency thereof, the assignment of which claim is restricted by federal, state or municipal law.

4.11. No Interference. The Grantor agrees that it will not interfere with any right, power and remedy of the Lender provided for in this Security Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by the Lender of any one or more of such rights, powers or remedies.

4.12. Insurance. (a) In the event any Collateral is located in any area that has been designated by the Federal Emergency Management Agency as a “Special Flood Hazard Area”, the Grantor shall purchase and maintain flood insurance on such Collateral (including any personal property which is located on any real property leased by such Loan Party within a “Special Flood Hazard Area”). The amount of flood insurance required by this Section shall be in an amount equal to the lesser of the Commitment or the total replacement cost value of the improvements.

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(b) All insurance policies required hereunder or under Section 5.09 of the Credit Agreement shall name the Lender as an additional insured or as loss payee, as applicable, and shall contain loss payable clauses or mortgagee clauses, through endorsements in form and substance reasonably satisfactory to the Lender, which provide that: (i) all proceeds thereunder with respect to any Collateral shall be payable to the Lender unless other disposition is required under the Credit Agreement; (ii) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy; and (iii) such policy and loss payable or mortgagee clauses may be canceled, amended, or terminated only upon at least thirty days prior written notice given to the Lender.

(c) Unless a Grantor provides the Lender with evidence of the insurance coverage required by this Agreement, the Lender may purchase insurance at the Grantor’s or the Borrower’s expense to protect the Lender’s interests in the Collateral. This insurance may, but need not, protect such Grantor’s interests. The coverage that the Lender purchases may not pay any claim that such Grantor makes or any claim that is made against such Grantor in connection with the Collateral. Such Grantor may later cancel any insurance purchased by the Lender, but only after providing the Lender with evidence that such Grantor has obtained insurance as required by this Agreement. If the Lender purchases insurance for the Collateral, such Grantor and the Borrower will be responsible for the costs of that insurance, including interest and any other charges the Lender may impose in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to the Borrower’s or such Grantor’s total outstanding balance or obligation. The costs of the insurance may be more than the cost of insurance such Grantor may be able to obtain on its own. By purchasing such insurance, the Lender shall not be deemed to have waived any Default arising from the Grantor’s failure to maintain such insurance or pay any premiums therefor.

4.13. Collateral Access Agreements. The Grantor shall use commercially reasonable efforts to obtain a Collateral Access Agreement, from the lessor of each leased property, mortgagee of owned property or bailee or consignee with respect to any warehouse, processor or converter facility or other location where Collateral is stored or located, which agreement or letter shall provide access rights, contain a waiver or subordination of all Liens or claims that the landlord, mortgagee, bailee or consignee may assert against the Collateral at that location, and shall otherwise be reasonably satisfactory in form and substance to the Lender. After the Closing Date, no real property or warehouse space shall be leased by the Grantor and no Inventory shall be shipped to a processor or converter under arrangements established after the Closing Date, unless and until a satisfactory Collateral Access Agreement shall first have been obtained with respect to such location, provided that no such Collateral Access Agreement shall be required with respect to leases entered into after the Closing Date with respect to which the aggregate value of the Collateral located on such leased premises does not exceed $250,000. The Grantor shall timely and fully pay and perform its obligations under all leases and other agreements with respect to each leased location or third party warehouse where any Collateral is or may be located.

4.14. Deposit Account Control Agreements. Except for the accounts maintained at Northern Trust Bank as of the Closing Date (which accounts shall be closed within 120 days following the Closing Date), the Grantor will provide to the Lender upon the Lender’s request, a Deposit Account Control Agreement duly executed on behalf of each financial institution holding a deposit account of the Grantor as set forth in the Security Agreement.

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4.15. Change of Name or Location; Change of Fiscal Year. The Grantor shall not (a) change its name as it appears in official filings in the state of its incorporation or organization, (b) change its chief executive office, principal place of business, mailing address, corporate offices or warehouses or locations at which Collateral is held or stored, or the location of its records concerning the Collateral as set forth in the Security Agreement, (c) change the type of entity that it is, (d) change its organization identification number, if any, issued by its state of incorporation or other organization, or (e) change its state of incorporation or organization, in each case, unless the Lender shall have received at least thirty days prior written notice of such change and the Lender shall have acknowledged in writing that either (1) such change will not adversely affect the validity, perfection or priority of the Lender’s security interest in the Collateral, or (2) any reasonable action requested by the Lender in connection therewith has been completed or taken (including any action to continue the perfection of any Liens in favor of the Lender in any Collateral), provided that, any new location shall be in the continental U.S. The Grantor shall not change its fiscal year which currently ends on February 28.

ARTICLE V

EVENTS OF DEFAULT AND REMEDIES

5.1. Events of Default. The occurrence of any one or more of the following events shall constitute an Event of Default hereunder:

(a) Any representation or warranty made by or on behalf of the Grantor under or in connection with this Security Agreement shall be materially false as of the date on which made.

(b) The breach by the Grantor of any of the terms or provisions of Article IV or Article VII.

(c) The breach by the Grantor (other than a breach which constitutes an Event of Default under any other Section of this Article V) of any of the terms or provisions of this Security Agreement which is not remedied within fifteen days after such breach.

(d) The occurrence of any “Event of Default” under, and as defined in, the Credit Agreement.

(e) Any Equity Interest which is included within the Collateral shall at any time constitute a Security or the issuer of any such Equity Interest shall take any action to have such interests treated as a Security unless (i) all certificates or other documents constituting such Security have been delivered to the Lender and such Security is properly defined as such under Article 8 of the UCC of the applicable jurisdiction, whether as a result of actions by the issuer thereof or otherwise, or (ii) the Lender has entered into a control agreement with the issuer of such Security or with a securities intermediary relating to such Security and such Security is defined as such under Article 8 of the UCC of the applicable jurisdiction, whether as a result of actions by the issuer thereof or otherwise.

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5.2. Remedies.

(a) Upon the occurrence of an Event of Default, the Lender may exercise any or all of the following rights and remedies:

(i) those rights and remedies provided in this Security Agreement, the Credit Agreement, or any other Loan Document; provided that, this Section 5.2(a) shall not be understood to limit any rights or remedies available to the Lender prior to an Event of Default;

(ii) those rights and remedies available to a secured party under the UCC (whether or not the UCC applies to the affected Collateral) or under any other applicable law (including, without limitation, any law governing the exercise of a bank’s right of setoff or bankers’ lien) when a debtor is in default under a security agreement;

(iii) give notice of sole control or any other instruction under any Deposit Account Control Agreement or and other control agreement with any securities intermediary and take any action therein with respect to such Collateral;

(iv) without notice (except as specifically provided in Section 8.1 or elsewhere herein), demand or advertisement of any kind to Grantor or any other Person but subject to the terms of the applicable Collateral Access Agreement, enter the premises of the Grantor where any Collateral is located (through self-help and without judicial process) to collect, receive, assemble, process, appropriate, sell, lease, assign, grant an option or options to purchase or otherwise dispose of, deliver, or realize upon, the Collateral or any part thereof in one or more parcels at public or private sale or sales (which sales may be adjourned or continued from time to time with or without notice and may take place at the Grantor’s premises or elsewhere), for cash, on credit or for future delivery without assumption of any credit risk, and upon such other terms as the Lender may deem commercially reasonable; and

(v) concurrently with written notice to the Grantor, transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations, to exercise the voting and all other rights as a holder with respect thereto, to collect and receive all cash dividends, interest, principal and other distributions made thereon and to otherwise act with respect to the Pledged Collateral as though the Lender was the outright owner thereof.

(b) The Lender may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(c) The Lender shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of the Lender, the whole or any part of the Collateral so sold, free of any right of equity redemption, which equity redemption the Grantor hereby expressly releases.

(d) Until the Lender is able to effect a sale, lease, or other disposition of Collateral, the Lender shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed

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appropriate by the Lender. The Lender may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of the Lender’s remedies, with respect to such appointment without prior notice or hearing as to such appointment.

(e) If, after the Credit Agreement has terminated by its terms and all of the Obligations have been paid in full, there remain Swap Obligations outstanding, the Lender may exercise the remedies provided in this Section 5.2 upon the occurrence of any event which would allow or require the termination or acceleration of any Swap Obligations pursuant to the terms of the Swap Agreement.

(f) Notwithstanding the foregoing, the Lender shall not be required to (i) make any demand upon, or pursue or exhaust any of their rights or remedies against, the Grantor, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Secured Obligations or to pursue or exhaust any of their rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof, (ii) marshal the Collateral or any guarantee of the Secured Obligations or to resort to the Collateral or any such guarantee in any particular order, or (iii) effect a public sale of any Collateral.

(g) The Grantor recognizes that the Lender may be unable to effect a public sale of any or all the Pledged Collateral and may be compelled to resort to one or more private sales thereof in accordance with clause (a) above. The Grantor also acknowledges that any private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private. The Lender shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit the Grantor or the issuer of the Pledged Collateral to register such securities for public sale under the Securities Act of 1933, as amended, or under applicable state securities laws, even if the Grantor and the issuer would agree to do so.

5.3. Grantor’s Obligations Upon Default. Upon the request of the Lender after the occurrence of a Default, the Grantor will:

(a) assemble and make available to the Lender the Collateral and all books and records relating thereto at any place or places reasonably specified by the Lender, whether at the Grantor’s premises or elsewhere;

(b) permit the Lender, by the Lender’s representatives and agents, to enter, occupy and use any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral or the books and records relating thereto, or both, to remove all or any part of the Collateral or the books and records relating thereto, or both, and to conduct sales of the Collateral, without any obligation to pay the Grantor for such use and occupancy;

(c) prepare and file, or cause an issuer of Pledged Collateral to prepare and file, with the Securities and Exchange Commission or any other applicable government agency, registration statements, a prospectus and such other documentation in connection with the Pledged Collateral as the

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Lender may request, all in form and substance satisfactory to the Lender, and furnish to the Lender, or cause an issuer of Pledged Collateral to furnish to the Lender, any information regarding the Pledged Collateral in such detail as the Lender may specify;

(d) take, or cause an issuer of Pledged Collateral to take, any and all actions necessary to register or qualify the Pledged Collateral to enable the Lender to consummate a public sale or other disposition of the Pledged Collateral; and

(e) at its own expense, cause the independent certified public accountants then engaged by the Grantor to prepare and deliver to the Lender, at any time, and from time to time, promptly upon the Lender’s request, the following reports with respect to the Grantor: (i) a reconciliation of all Accounts; (ii) an aging of all Accounts; (iii) trial balances; and (iv) a test verification of such Accounts.

5.4. Grant of Intellectual property License. For the purpose of enabling the Lender to exercise the rights and remedies under this Article V at such time as the Lender shall be lawfully entitled to exercise such rights and remedies, the Grantor hereby (a) grants to the Lender an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Grantor) to use, license or sublicense any Intellectual property Rights now owned or hereafter acquired by the Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof and (b) irrevocably agrees that the Lender may sell any of the Grantor’s Inventory directly to any person, including without limitation persons who have previously purchased the Grantor’s Inventory from the Grantor and in connection with any such sale or other enforcement of the Lender’s rights under this Security Agreement, may sell Inventory which bears any Trademark owned by or licensed to the Grantor and any Inventory that is covered by any Copyright owned by or licensed to the Grantor and the Lender may finish any work in process and affix any Trademark owned by or licensed to the Grantor and sell such Inventory as provided herein.

ARTICLE VI

ACCOUNT VERIFICATION; ATTORNEY IN FACT; PROXY

6.1. Account Verification. The Lender may, at any time, in the Lender’s own name, in the name of a nominee of the Lender, or in the name of the Grantor communicate (by mail, telephone, facsimile or otherwise) with the Account Debtors of such Grantor, parties to contracts with the Grantor and obligors in respect of Instruments of the Grantor to verify with such Persons, to the Lender’s satisfaction, the existence, amount, terms of, and any other matter relating to, Accounts, Instruments, Chattel Paper, payment intangibles and/or other Receivables.

6.2. Authorization for Secured Party to Take Certain Action.

(a) The Grantor irrevocably authorizes the Lender at any time and from time to time in the sole discretion of the Lender and appoints the Lender as its attorney in fact (i) to execute on behalf of the Grantor as debtor and to file financing statements necessary or desirable in the Lender’s sole discretion to perfect and to maintain the perfection and priority of the Lender’s security interest in the Collateral, (ii) to endorse and collect any cash proceeds of the Collateral, (iii) to file a carbon,

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photographic or other reproduction of this Security Agreement or any financing statement with respect to the Collateral as a financing statement and to file any other financing statement or amendment of a financing statement (which does not add new collateral or add a debtor) in such offices as the Lender in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Lender’s security interest in the Collateral, (iv) to contact and enter into one or more agreements with the issuers of uncertificated securities which are Pledged Collateral or with securities intermediaries holding Pledged Collateral as may be necessary to give the Lender Control over such Pledged Collateral, (v) to apply the proceeds of any Collateral received by the Lender to the Secured Obligations as provided in Section 7.3, (vi) to discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except for such Liens as are specifically permitted hereunder) or under the Credit Agreement, (vii) to contact Account Debtors for any reason, (viii) at any time that a Default has occurred and is continuing, to demand payment or enforce payment of the Receivables in the name of the Lender or the Grantor and to endorse any and all checks, drafts, and other instruments for the payment of money relating to the Receivables, (ix) at any time that a Default has occurred and is continuing to sign the Grantor’s name on any invoice or bill of lading relating to the Receivables, drafts against any Account Debtor of the Grantor, assignments and verifications of Receivables, (x) at any time that a Default has occurred and is continuing to exercise all of the Grantor’s rights and remedies with respect to the collection of the Receivables and any other Collateral, (xi) at any time that a Default has occurred and is continuing, to settle, adjust, compromise, extend or renew the Receivables, (xii) at any time that a Default has occurred and is continuing, to settle, adjust or compromise any legal proceedings brought to collect Receivables, (xiii) at any time that a Default has occurred and is continuing, to prepare, file and sign the Grantor’s name on a proof of claim in bankruptcy or similar document against any Account Debtor of the Grantor, (xiv) at any time that a Default has occurred and is continuing, to prepare, file and sign the Grantor’s name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables, (xv) at any time that a Default has occurred and is continuing, to change the address for delivery of mail addressed to the Grantor to such address as the Lender may designate and to receive, open and dispose of all mail addressed to the Grantor, and (xvi) to do all other acts and things necessary to carry out this Security Agreement; and the Grantor agrees to reimburse the Lender within thirty days of written demand for any payment made or any expense incurred by the Lender in connection with any of the foregoing; provided that, this authorization shall not relieve the Grantor of any of its obligations under this Security Agreement or under the Credit Agreement.

(b) All acts of said attorney or designee are hereby ratified and approved. The powers conferred on the Lender, under this Section 6.2 are solely to protect the Lender’s interests in the Collateral and shall not impose any duty upon the Lender to exercise any such powers. The Lender agrees that, except for the powers granted in Section 6.2(a)(i)-(vi) and Section 6.2(a)(xvi), it shall not exercise any power or authority granted to it unless an Event of Default has occurred and is continuing.

6.3. Proxy. THE GRANTOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS THE LENDER AS THE PROXY AND ATTORNEY-IN-FACT (AS SET FORTH IN SECTION 6.2 ABOVE) OF THE GRANTOR WITH RESPECT TO THE PLEDGED COLLATERAL, INCLUDING THE RIGHT TO VOTE SUCH PLEDGED COLLATERAL, WITH FULL POWER OF SUBSTITUTION TO DO SO. IN ADDITION TO THE RIGHT TO VOTE ANY SUCH PLEDGED COLLATERAL, THE APPOINTMENT OF THE LENDER AS PROXY AND ATTORNEY-IN-FACT SHALL INCLUDE THE RIGHT TO EXERCISE ALL OTHER RIGHTS,

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POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF SUCH PLEDGED COLLATERAL WOULD BE ENTITLED (INCLUDING GIVING OR WITHHOLDING WRITTEN CONSENTS OF SHAREHOLDERS, CALLING SPECIAL MEETINGS OF SHAREHOLDERS AND VOTING AT SUCH MEETINGS). SUCH PROXY SHALL BE EFFECTIVE, AUTOMATICALLY AND WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF ANY SUCH PLEDGED COLLATERAL ON THE RECORD BOOKS OF THE ISSUER THEREOF) BY ANY PERSON (INCLUDING THE ISSUER OF SUCH PLEDGED COLLATERAL OR ANY OFFICER OR AGENT THEREOF), UPON THE OCCURRENCE OF A DEFAULT.

6.4. Nature of Appointment; Limitation of Duty. THE APPOINTMENT OF THE LENDER AS PROXY AND ATTORNEY-IN-FACT IN THIS ARTICLE VI IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL THE DATE ON WHICH THIS SECURITY AGREEMENT IS TERMINATED IN ACCORDANCE WITH SECTION 8.14. NOTWITHSTANDING ANYTHING CONTAINED HEREIN, NEITHER THE LENDER NOR ANY OF ITS RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL HAVE ANY DUTY TO EXERCISE ANY RIGHT OR POWER GRANTED HEREUNDER OR OTHERWISE OR TO PRESERVE THE SAME AND SHALL NOT BE LIABLE FOR ANY FAILURE TO DO SO OR FOR ANY DELAY IN DOING SO, EXCEPT IN RESPECT OF DAMAGES ATTRIBUTABLE SOLELY TO THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION; PROVIDED THAT, IN NO EVENT SHALL THEY BE LIABLE FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.

ARTICLE VII

COLLECTION AND APPLICATION OF

COLLATERAL PROCEEDS; DEPOSIT ACCOUNTS

7.1. Collection of Receivables.

(a) On or before the Closing Date, the Grantor shall (a) execute and deliver to the Lender a Blocked Account Control Agreement for Deposit Account number 30726115 maintained by the Grantor at Northern Trust Company, into which Account substantially all cash, checks or other similar payments relating to or constituting payments made in respect of Receivables will be deposited. Within one hundred twenty (120) days after the date hereof, Borrower will establish and will cause the Loan Parties to establish lock box service (the “Lock Boxes”) with Lender, which lock boxes shall be subject to irrevocable lockbox agreements. After the Closing Date, the Grantor will comply with the terms of Section 7.2.

(b) Within one hundred twenty (120) days after the Closing Date, the Grantor shall direct all of its Account Debtors to forward payments directly to the Lock Box at Lender. The Lender shall have sole access to the Lock Box at all times and the Grantor shall take all actions necessary to grant the Lender such sole access. At no time shall the Grantor remove any item from the Lock Box or from a Collateral Deposit Account without the Lender’s prior written consent. If the Grantor should refuse or neglect to notify any Account Debtor to forward payments directly to a Lock Box subject to a Lock Box Agreement after notice from the Lender, the Lender shall, notwithstanding the language set

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forth in Section 6.2(b) be entitled to make such notification directly to Account Debtor. If notwithstanding the foregoing instructions, the Grantor receives any proceeds of any Receivables, the Grantor shall receive such payments as the Lender’s trustee, and shall immediately deposit all cash, checks or other similar payments related to or constituting payments made in respect of Receivables received by it to a Collateral Deposit Account. All funds deposited into any Lock Box subject to a Lock Box Agreement will be swept on a daily basis into (i) to the extent (x) a Default has occurred and is continuing or (y) the Availability is or has been less than $3,000,000.00 and Lender has elected, in its Permitted Discretion, to exercise full cash dominion over the accounts, a collection account maintained by the Grantor with the Lender (the “Collection Account”) or (ii) at all other times, any other account of such Grantor maintained with Lender. The Lender shall hold and apply funds received into the Collection Account as provided by the terms of Section 7.3.

7.2. Covenant Regarding New Deposit Accounts; Lock Boxes. Before opening any new Deposit Account, or establishing a new Lock Box, the Grantor shall (a) obtain the Lender’s consent in writing to the opening of such Deposit Account or Lock Box, and (b) cause each bank or financial institution in which it seeks to open (i) a Deposit Account, to enter into a Deposit Account Control Agreement with the Lender in order to give the Lender Control of such Deposit Account, or (ii) a Lock Box, to enter into a Lock Box Agreement with the Lender in order to give the Lender Control of the Lock Box.

7.3. Application of Proceeds; Deficiency. All amounts deposited in the Collection Account shall be deemed received by the Lender in accordance with Section 2.17 of the Credit Agreement and shall, after having been credited to the Collection Account, be applied (and allocated) by Lender in accordance with Section 2.09(b) of the Credit Agreement.

ARTICLE VIII

GENERAL PROVISIONS

8.1. Waivers. The Grantor hereby waives notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made. To the extent such notice may not be waived under applicable law, any notice made shall be deemed reasonable if sent to the Grantor, addressed as set forth in Article IX, at least ten days prior to (i) the date of any such public sale or (ii) the time after which any such private sale or other disposition may be made. To the maximum extent permitted by applicable law, the Grantor waives all claims, damages, and demands against the Lender arising out of the repossession, retention or sale of the Collateral, except such as arise solely out of the gross negligence or willful misconduct of the Lender as finally determined by a court of competent jurisdiction. To the extent it may lawfully do so, the Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Lender, any valuation, stay, appraisal, extension, moratorium, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Security Agreement, or otherwise. Except as otherwise specifically provided herein, the Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

JPMorgan Chase Bank, N.A.

Pledge and Security Agreement

8.2. Limitation on the Lender’s Duty with Respect to the Collateral. The Lender shall have no obligation to clean-up or otherwise prepare the Collateral for sale. The Lender shall use reasonable care with respect to the Collateral in its possession or under its control. The Lender shall not have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of the Lender, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. To the extent that applicable law imposes duties on the Lender to exercise remedies in a commercially reasonable manner, the Grantor acknowledges and agrees that it is commercially reasonable for the Lender (i) to fail to incur expenses deemed significant by the Lender to prepare Collateral for disposition or otherwise to transform raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as the Grantor, for expressions of interest in acquiring all or any portion of such Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure the Lender against risks of loss, collection or disposition of Collateral or to provide to the Lender a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by the Lender, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Lender in the collection or disposition of any of the Collateral. The Grantor acknowledges that the purpose of this Section 8.2 is to provide non-exhaustive indications of what actions or omissions by the Lender would be commercially reasonable in the Lender’s exercise of remedies against the Collateral and that other actions or omissions by the Lender shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 8.2. Without limitation upon the foregoing, nothing contained in this Section 8.2 shall be construed to grant any rights to the Grantor or to impose any duties on the Lender that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this Section 8.2.

8.3. Compromises and Collection of Collateral. The Grantor and the Lender recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Receivables, that certain of the Receivables may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Receivable may exceed the amount that reasonably may be expected to be recovered with respect to a Receivable. In view of the foregoing, the Grantor agrees that the Lender may at any time and from time to time, if an Event of Default has occurred and is continuing, compromise with the obligor on any Receivable, accept in full payment of any Receivable such amount as the Lender in its sole discretion shall determine or abandon any Receivable, and any such action by the Lender shall be commercially reasonable so long as the Lender acts in good faith based on information known to it at the time it takes any such action.

JPMorgan Chase Bank, N.A.

Pledge and Security Agreement

8.4. Secured Party Performance of Debtor Obligations. Without having any obligation to do so, the Lender may perform or pay any obligation which the Grantor has agreed to perform or pay in this Security Agreement and the Grantor shall reimburse the Lender for any amounts paid by the Lender pursuant to this Section 8.4. The Grantor’s obligation to reimburse the Lender pursuant to the preceding sentence shall be a Secured Obligation payable on demand.

8.5. Specific Performance of Certain Covenants. The Grantor acknowledges and agrees that a breach of any of the covenants contained in Sections 4.1(d), 4.1(e), 4.4, 4.5, 4.6, 4.7, 4.8, 4.9, 4.10, 4.12, 4.13, 4.14, 4.15, 5.3, or 8.7 or in Article VII will cause irreparable injury to the Lender, that the Lender has no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of the Lender to seek and obtain specific performance of other obligations of the Grantor contained in this Security Agreement, that the covenants of the Grantor contained in the Sections referred to in this Section 8.5 shall be specifically enforceable against the Grantor.

8.6. Dispositions Not Authorized. The Grantor is not authorized to sell or otherwise dispose of the Collateral except as set forth in Section 4.1(d) and notwithstanding any course of dealing between the Grantor and the Lender or other conduct of the Lender, no authorization to sell or otherwise dispose of the Collateral (except as set forth in Section 4.1(d)) shall be binding upon the Lender unless such authorization is in writing signed by the Lender.

8.7. No Waiver; Amendments; Cumulative Remedies. No delay or omission of the Lender to exercise any right or remedy granted under this Security Agreement shall impair such right or remedy or be construed to be a waiver of any Default or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy. No waiver, amendment or other variation of the terms, conditions or provisions of this Security Agreement whatsoever shall be valid unless in writing signed by the Lender and then only to the extent in such writing specifically set forth. All rights and remedies contained in this Security Agreement or by law afforded shall be cumulative and all shall be available to the Lender until the Secured Obligations have been paid in full.

8.8. Limitation by Law; Severability of Provisions. All rights, remedies and powers provided in this Security Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Security Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Security Agreement invalid, unenforceable or not entitled to be recorded or registered, in whole or in part. Any provision in any this Security Agreement that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Security Agreement are declared to be severable.

8.9. Reinstatement. This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against the Grantor for liquidation or

JPMorgan Chase Bank, N.A.

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reorganization, should the Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of the Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

8.10. Benefit of Agreement. The terms and provisions of this Security Agreement shall be binding upon and inure to the benefit of the Grantor, the Lender and their respective successors and assigns (including all persons who become bound as a debtor to this Security Agreement), except that the Grantor shall not have the right to assign its rights or delegate its obligations under this Security Agreement or any interest herein, without the prior written consent of the Lender. No sales of participations, assignments, transfers, or other dispositions of any agreement governing the Secured Obligations or any portion thereof or interest therein shall in any manner impair the Lien granted to the Lender hereunder.

8.11. Survival of Representations. All representations and warranties of the Grantor contained in this Security Agreement shall survive the execution and delivery of this Security Agreement.

8.12. Taxes and Expenses. Any taxes (including income taxes) payable or ruled payable by Federal or State authority in respect of this Security Agreement shall be paid by the Grantor, together with interest and penalties, if any. The Grantor shall reimburse the Lender for any and all out-of-pocket expenses and internal charges (including reasonable attorneys’, auditors’ and accountants’ fees and reasonable time charges of attorneys, paralegals, auditors and accountants who may be employees of the Lender) paid or incurred by the Lender in connection with the preparation, execution, delivery, administration, collection and enforcement of this Security Agreement and in the audit, analysis, administration, collection, preservation or sale of the Collateral (including the expenses and charges associated with any periodic or special audit of the Collateral). Any and all costs and expenses incurred by the Grantor in the performance of actions required pursuant to the terms hereof shall be borne solely by the Grantor.

8.13. Headings. The title of and section headings in this Security Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Security Agreement.

8.14. Termination. This Security Agreement shall continue in effect (notwithstanding the fact that from time to time there may be no Secured Obligations outstanding) until (i) the Credit Agreement has terminated pursuant to its express terms and (ii) all of the Secured Obligations have been paid and performed in full (or with respect to any outstanding Letters of Credit, a cash deposit or backstop Letter of Credit has been delivered to the Lender as required by the Credit Agreement) (other than contingent obligations to the extent no claim giving rise thereto has been asserted) and no commitments of the Lender which would give rise to any Secured Obligations are outstanding.

JPMorgan Chase Bank, N.A.

Pledge and Security Agreement

8.15. Entire Agreement. This Security Agreement embodies the entire agreement and understanding between the Grantor and the Lender relating to the Collateral and supersedes all prior agreements and understandings between the Grantor and the Lender relating to the Collateral.

8.16. CHOICE OF LAW. THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS.

8.17. CONSENT TO JURISDICTION. THE GRANTOR HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY U.S. FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT AND THE GRANTOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE LENDER TO BRING PROCEEDINGS AGAINST THE GRANTOR IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE GRANTOR AGAINST THE LENDER OR ANY AFFILIATE OF THE LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

8.18. WAIVER OF JURY TRIAL. THE GRANTOR AND THE LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

8.19. Indemnity. The Grantor hereby agrees to indemnify the Lender, and its successors, assigns, agents and employees, from and against any and all liabilities, damages, penalties, suits, costs, and expenses of any kind and nature (including, without limitation, all expenses of litigation or preparation therefor whether or not the Lender is a party thereto) imposed on, incurred by or asserted against the Lender, or its successors, assigns, agents and employees, in any way relating to or arising out of this Security Agreement, or the manufacture, purchase, acceptance, rejection, ownership, delivery, lease, possession, use, operation, condition, sale, return or other disposition of any Collateral (including, without limitation, latent and other defects, whether or not discoverable by the Lender or the Grantor, and any claim for Patent, Trademark or Copyright infringement).

8.20. Counterparts. This Security Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Security Agreement by signing any such counterpart.

JPMorgan Chase Bank, N.A.

Pledge and Security Agreement

ARTICLE IX

NOTICES

9.1. Sending Notices. Any notice required or permitted to be given under this Security Agreement shall be sent in accordance with Section 8.01 of the Credit Agreement.

9.2. Change in Address for Notices. Each of the Grantor and the Lender may change the address for service of notice upon it by a notice in writing to the other parties.

JPMorgan Chase Bank, N.A.

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IN WITNESS WHEREOF, the Grantor and the Lender have executed this Security Agreement as of the date first above written.

GRANTOR:
MATERIAL SCIENCES CORPORATION, a Delaware corporation

By:
Name:	James M. Froisland
Title:	SVP, CFO, CIO, Corp Secretary

JPMORGAN CHASE BANK, N.A., as Lender

By:
Name:	David Lehman
Title:	Vice President

JPMorgan Chase Bank, N.A.

Pledge and Security Agreement

EXHIBIT A

(See Sections 3.2, 3.3, 3.4, 3.9 and 9.1 Of Security Agreement)

GRANTOR’S INFORMATION AND COLLATERAL LOCATIONS

I.	Name of Grantor: Material Sciences Corporation

II.	State of Incorporation or Organization: Delaware

III.	Type of Entity: Corporation

IV.	Organizational Number assigned by State of Incorporation or Organization: 080465402

V.	Federal Identification Number: 95-2673173

VI.	Place of Business and Mailing Address:

Material Sciences Corporation

2200 East Pratt Boulevard

Elk Grove Village, Illinois 60007

VII.	Locations of Collateral:

(a)	Properties Owned by the Grantor:

200 East Pratt Boulevard

Elk Grove Village, Illinois 60007

(b)	Properties Leased by the Grantor (Include Landlord’s Name):

None.

(c)	Public Warehouses or other Locations pursuant to Bailment or Consignment Arrangements (include name of Warehouse Operator or other Bailee or Consignee):

Buhrke Industries

511 W. Algonquin Rd

Arlington Hts, IL 60005

Diemasters, Inc.

2100 Touhy Ave

Elk Grove Village, IL 60007

Main Steel

PO Box 52217

Newark, NJ 07101

Procoil Company

Dept CH14184

Palatine, IL 60055

SET Enterprise

36211 S. Huron Rd

New Boston, MI 48164

Shiloh Medina

5580 Wegman Dr

Valley City, OH 44280

Steel Tech Mexico

1474 W. Price Rd # 523

Brownville, TX 78520

EXHIBIT B

(See Section 3.5 of Security Agreement)

See Attached.

EXHIBIT C

(See Section 3.7 of Security Agreement)

LETTER OF CREDIT RIGHTS:

None.

CHATTEL PAPER:

None.

EXHIBIT D

(See Section 3.10 and 3.11 of Security Agreement)

INTELLECTUAL PROPERTY RIGHTS

Patents:

	Patent Description	Patent Filed	Patent No.	Patent Issued
1	Selective Chromizing in a Molten Lead Medium	US	4,168,333	09/18/79
2	Selective Chromizing in a Molten Lead Medium	US	4,242,420	12/30/80
3	Organopolysiloxane coating compositions	US	4,369,268	01/18/83
4	Process of making surface alloyed parts	US	4,372,995	02/08/83
5	Bonded Structure and process of making same	US	4,394,422	07/19/83
6	Organopolysiloxane coating compositions	US	4,417,006	11/22/83
7	Organopolysiloxane coating compositions	US	4,476,264	10/09/84
8	Process for Surface Diffusing Steel Products in Coil Form	US	4,526,817	07/02/85
9	One Step Method of Applying Polysiloxane and PTFE Coating Composition	US	4,537,800	08/27/85
10	Polysiloxane and Flourocarbon Coating Composition	US	4,544,692	10/01/85
11	Apparatus and Method for Determining Power in Plasma Processing	US	5,273,610	12/28/93
12	Method and Apparatus for Forming a Laminate (S/S)	US	5,851,342	12/22/98
13	Method and Composition for Producing a Release Coating on a Bakeware Substrate (S/S)	US	5,955,149	09/21/99
14	Cross-feed Auger and Method (L/B/W)	US	5,996,855	12/07/99
15	Powder Atomizer (L/B/W)	US, EU	6,109,481	08/29/00
16	Power Feeding Apparatus Having an Adjustable Feed Width (L/B/W)	US, CA	6,197,114	03/06/01
17	Method of Forming Noise-Damping Material with Ultra-Thin Viscoelastic Lay (S/S)	US, FR, GE	6,202,462	03/20/01
18	Metal Felt Laminate Structures (S/S)	US, CA, EU	6,465,110	10/15/02
19	Method of coating a continuously moving substrate with theromset material and corresponding apparatus (BWS)	US	6,589,607	07/08/03
20	Vibration Damping Laminate with Vibration Isolating Cut Therein (S/S)	US, EU	6,621,658	09/16/03
21	Reconstituted Polymeric Materials Derived from Post-Consumer Waster, Industrial Scrap, and Virgin Resins made by Solid State Shear	US, CA	6,849,215	02/01/05

	Patent Description	Patent Filed	Patent No.	Patent Issued
	Pulverization (L/B/W)
22	Modular Powder Application System (L/B/W)	US, EU	6,875,278	04/05/05
23	System for Coating a Substrate (L/B/W)	US	6,887,314	05/03/05
24	Metal Felt Laminates (L/B/W)	US	6,974,634	12/15/05
25	Vehicle Floor Tub Having a Laminated Structure (Quinn)	US	7,040,691	05/09/06
26	Sheet Molding Compound Damper Component, and Methods for Making and Using the Same	US	7,172,800	02/06/07
27	Damped Disc Drive Assembly and Method for Damping Disc Drive Assembly	US	7,199,970	04/03/07
28	Method of Producing Exfoliated Polymer-Clay Nanocomposite through solid-state shear polymerization (Patent is Northwestern‘s not MSC)	US	7,223,359	05/29/07

Pending Patent Applications:

	Patent Description	Record of Invention	Patent Application	Country Filing
1	Laminated Structure with a Filled Viscoelastic Layer and Method SN 11/194,175	09/27/04	08/01/05	US
2	Home Appliance Structure with Integal Noise Attenuation (Quinn) SN 11/138,975	05/10/05	05/26/05	US
3	Damped Clutch Plate System and Method (Quinn) SN 11/218,908	04/15/05	09/02/05	US
4	Test Rig Concept for Measurement of Brake Noise Insulator Surface Friction under Pressure and Temperature (Quinn)SN 11/236,940	08/03/05	09/28/05	US
5	A Novel Method of Making Panel Constrained Layer Damper (ie Quiet Patch) (Quinn) SN 11/379,253	10/07/05	04/19/06	US
6	Test Methodology for the Continuous, In-line Damping Measurement of Laminated Sheet Metal Damping Product (Quinn) SN 11/428,451	08/24/05	07/05/06	US
7	Damped Windage Tray and Method of Making Same (Quinn) SN 11/389,910	08/30/05	03/27/06	US
8	Process Developed for Tailor Welded Sheet SN 11/383,242	01/18/06	05/15/06	US
9	Brake Insulator Coating for Optimized Frictional Damping (Quinn) SN 11/463,092	04/27/06	08/08/06	US
10	High Stiffness high damping multilayer laminate	08/07/06	04/06/07	US, EU
11	Optimized tool design for stamping materials with variable compressibility.	08/17/06	04/05/07	US, EU
12	Wavy Brake Insulator	01/15/07	06/29/07	US
13	A method of making a constrained layer damper with vulcanized rubber as VEC	02/26/07	04/03/08	US
14	Vibro impact rotor dampers for brake squeal attenuation	07/27/07	11/27/07	US
15	Damp rail for garage door opener	08/14/07	04/04/08	US
16	Elevator Panel and Elevator Car using the same	05/21/07		US, KR
17	Bonded Plate for Sink Bowl and Method of Forming the Sink Bowl	05/21/07		US, KR
18	Fire Door and Manufacturing Method Thereof	07/25/07		US, KR
19	Shims with Quiet Tabs for Brake Squeal Attenuation	08/29/07		US
20	Optimized acoustic package for passenger car and truck applications	09/28/07		US
21	Aluminum laminate fan blade	10/29/07	04/09/08	US
22	Decorative metal laminate and method of making	11/26/07		US, CN, KR
same

Trademarks:

	Trademark	Mark Filed	Registration No.	Issued
1	QUIET STEEL	US, EU, CN, MX, MY, KR, JP, BR	2,244,870 2,469,955	05/11/99 11/14/01
2	THERMALCORE	US	2,246,380	12/07/99
3	DAMP	US	2,298,447	12/07/99
4	SOUNDTRAP	US	2,442,979	04/10/01
5	POLYCORE COMPOSITES	EU US	2,469,997 2,735,885	11/14/01 07/15/03
6	MAGNADAMP	EU US	2,849,487 3,313,066	09/13/02
7.	QUIET METAL	EU	2,470,029	11/14/01
8	MSC Logo	US, CN, MX, EU, BR MY, KR, JP	3,196,287	01/09/07
9	ELECTROBRITE	US, MY, CN	3,344,641	11/27/07

Pending Trademarks

	MSC Trademark	Mark Filed	Application No.	Application Date
1	QUIET ALUMINUM	US	77/118,655	02/28/07
2	QUIET PATCH	US	77/193,380	05/30/07
3	QUIET MAT	US	76/582,540	03/22/04
4	QUIET VALUE	US	77/237,917	07/25/07
5	MAKING LIFE QUIET	US	78/758,984	11/22/05
6	VIVICOLOR	US	77/123,089	11/02/06
7	DECO STEEL	US, MY	77/302,814	10/12/07
8	QUIET LOCK	US	77/175,776	05/08/07
9	QUIET STAINLESS STEEL	US	77/392,578	02/08/08

Web Assets

Site	Description
Matsci.com	Corporate Site

Quietsteel.com	Quietsteel products & marketing information

Quietsteel-europe.com	European oriented customer & quieststeel products

Quietsteel-brakes.com	MSC Special brakes products

Domain Names
Matsci.cn	future use in China market

Matsci.com.cn	future use in China market

EXHIBIT E

(See Section 3.11 of Security Agreement)

TITLE DOCUMENTS

I.	Vehicles subject to certificates of title: None

Description	Title Number	State Where Issued

II.	Aircraft/engines/parts, ships, railcars and other vehicles governed by federal statute: None

Description	Registration Number

EXHIBIT F

(See Section 3.11 of Security Agreement)

FIXTURES

I.	Legal description, county and street address of property on which Fixtures are located: None

II.	Name and Address of Record Owner:

EXHIBIT G

(See Section 3.13 of Security Agreement and Definition of “Pledged Collateral”)

LIST OF PLEDGED COLLATERAL, SECURITIES AND OTHER INVESTMENT PROPERTY

STOCKS

Issuer	Certificate Number(s)	Number of Shares	Class of Stock	Percentage of Outstanding Shares
Material Sciences Corporation, Engineered Materials and Solutions Group, Inc.				100%
MSC Richmond Holding Company				100%
MSC San Diego Holding Company Inc.				100%
MSC Electronic Material and Devices Group Inc.				100%
MSC Laminates and Composites Inc.				100%
Material Sciences Services Corporation				100%

EXHIBIT H

(See Section 3.1 of Security Agreement)

OFFICES IN WHICH FINANCING STATEMENTS HAVE BEEN FILED OR WILL BE FILED ON

THE CLOSING DATE

Secretary of State, Delaware